Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Funds II, High Yield Bond Portfolio  (BR-HIYLD)
BlackRock High Yield V.I. Fund  (BVA-HY)
BlackRock High Income Shares  (HIS)
BlackRock Corporate High Yield Fund V, Inc.  (HYV)
BlackRock High Yield Trust (BHY)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc  (BVA-HI)
BlackRock Corporate High Yield Fund, Inc.  (COY)
BlackRock Corporate High Yield Fund III, Inc.  (CYE)
BlackRock Corporate High Yield Fund VI, Inc.  (HYT)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
09-12-2013

Security Type:
EQUITY/PFD

Issuer
Citigroup Inc. (2049)

Selling
Underwriter
Citigroup Global Markets Inc.

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
Barclays Capital Inc., Deutsche Bank
Securities Inc., Goldman,Sachs & Co., J.P.
Morgan Securities LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, RBS
Securities Inc., UBS Securities LLC, Wells
Fargo Securities, LLC,BNP Paribas
Securities Corp., Credit Suisse Securities
(USA) LLC,HSBC Securities (USA) Inc., ING
Financial Markets LLC, Nomura Securities
International,Inc., RBC Capital Markets,
LLC,RB International Markets (USA) LLC,
Swedbank First Securities, LLC,U.S.
Bancorp Investments,Inc.,Apto
Partners,LLC, Banca IMI S.p.A., BB&T
Capital Markets,a division of BB&T
Securities, LLC,BBVA Securities Inc.,
Blaylock Robert Van, LLC,BMO Capital
Markets, LLC,Cabrera Capital Markets, LLC,
Capital One Securities,Inc.,CastleOak
Securities, L.P.,CIBC World Markets Corp.,
C.L. King & Associates, Inc., Comerica
Securities, Inc., D.A. Davidson & Co.,
Davenport & Company, LLC, Drexel Hamilton,
LLC, Great Pacific Securities, HRC
Investment Services, Inc., Imperial
Capital, LLC, Janney Montgomery Scott LLC,
KeyBanc Capital Markets Inc., KKR Capital
Markets LLC, Kota Global Securities Inc.,
Lebenthal & Co.,LLC, Lloyds Securities
Inc., Loop Capital Markets LLC, Macquarie
Capital (USA) Inc., Mesirow Financial
Inc., MFR Securities,Inc.,Mischler
Financial Group, Inc., M.R. Beal &
Company, Muriel Siebert & Co.,Inc.,Natixis
Securities Americas LLC,NBF Securities
(USA) Corp., Oppenheimer & Co. Inc., PNC
Capital Markets LLC, Robert W. Baird & Co.
Incorporated, Samuel A. Ramirez & Company,
Inc., Santander Investment Securities
Inc., Southwest Securities, Inc., TD
Securities (USA) LLC, Wedbush Securities
Inc., William Blair & Company,L.L.C., The
Williams Capital Group, L.P.


Transaction Details

Date of Purchase
09-12-2013

Purchase
Price/Share
(per share / %
of par)
$25.00

Total
Commission,
Spread or
Profit
3.150

1.	Aggregate Principal Amount Purchased
(a+b)
$2,425,000
a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$1,435,000
b.	Other BlackRock Clients
$990,000

2.	Aggregate Principal Amount of
Offering
36,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.067361


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Pankaj Arora
Date: 09-16-2013

Global Syndicate Team
Member




Approved by:
Steven DeLaura
Date: 09-16-2013

Global Syndicate Team
Member